Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:
David L. Piazza
Vice President, Finance
703.742.5312
dpiazza@quadramed.com

QUADRAMED CORPORATION ANNOUNCES

RESIGNATION OF SENIOR VICE PRESIDENT

RESTON, VA – (July 5, 2005) – QuadraMed® Corporation (Amex: QD) today announced that Frank Pecaitis, Senior Vice President, Client Development, will be leaving the Company effective July 15, 2005. Mr. Pecaitis’ primary reason for leaving is his desire to spend more time with his young family after many years of travel and the associated demands of his position.

“Frank is a good friend and has been a loyal and valuable member of the QuadraMed team for thirteen years. We will miss him but I respect his decision and his desire to do less travel. We wish him the best,” said Larry English, QuadraMed’s Chief Executive Officer.

Mr. Pecaitis’ duties will be assumed by Mr. English while the Company seeks a replacement.

About QuadraMed Corporation

QuadraMed is dedicated to improving healthcare delivery by providing innovative healthcare information technology and services. From clinical and patient information management to revenue cycle and health information management, QuadraMed delivers real-world solutions that help healthcare professionals deliver outstanding patient care with optimum efficiency. Behind our products and services is a staff of almost 700 professionals whose experience and dedication to service has earned QuadraMed the trust and loyalty of customers at approximately 2,000 healthcare provider facilities. To find out more about QuadraMed, visit www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed’s Forward-Looking Statements

This press release contains forward-looking statements by QuadraMed within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”). QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

Note to editors: QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective owners.

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